23.1  CONSENT  OF  BAUMANN,  RAYMONDO  &  COMPANY,  PA,  DATED  APRIL  5,  2005


                     [Baumann, Raymondo & Company, PA logo]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Pegasus Air Group, Inc.
     Form 10-KSB

Gentlemen:

As independent auditors, we hereby consent to the incorporation of our report and to all references to our firm included in or made a part of Premier Development & Investment, Inc. Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

Very truly yours,


/s/ Baumann, Raymondo & Company, P.A.

Baumann, Raymondo & Company, P.A.
Certified Public Accountants
Tampa, Florida
April 5, 2005